                                                                   Exhibit 10.14


                SIXTH AMENDMENT TO DEVELOPMENT AND LOAN AGREEMENT
                                     BETWEEN
                     THE RIVER ROCK ENTERTAINMENT AUTHORITY,
                                       AND
                  THE DRY CREEK RANCHERIA BAND OF POMO INDIANS
                              DRY CREEK CASINO, LLC


         This Sixth Amendment to the Development and Loan Agreement ("Sixth Amendment") is made and entered into this 7th day of November, 2003, by and between the River Rock Entertainment Authority (the "Authority"), successor in interest to, and an unincorporated tribal governmental instrumentality of, the Dry Creek Rancheria Band of Pomo Indians, a federally recognized Indian tribe (the "Tribe"), the Tribe and Dry Creek Casino, LLC, a Texas limited liability company ("Developer" and, together with the Authority and the Tribe, the "Parties"). Each capitalized term used in this Sixth Amendment and not otherwise defined herein shall have the meaning ascribed to it in the Development and Loan Agreement between the Tribe and Developer dated August 26, 2001 (the "Original Agreement"), as amended by the Amendment to Development and Loan Agreement dated April 29, 2002 (the "First Amendment"), as further amended by the Second Amendment to Development and Loan Agreement dated February 19, 2003 (the "Second Amendment"), as further amended by the Third Amendment to Development and Loan Agreement dated May 29, 2003 (the "Third Amendment"), as further amended by the Fourth Amendment to Development and Loan Agreement dated October 9, 2003 (the "Fourth Amendment"), and as further amended by the Fifth Amendment to Development and Loan Agreement dated October 9, 2003 (the "Fifth Amendment"). The First Amendment, Second Amendment, Third Amendment, Fourth Amendment and Fifth Amendment are collectively referred to as the "Prior Amendments" and, together with the Original Agreement, the "Agreement."

         WHEREAS, the Tribe and Developer executed the Original Agreement on August 26, 2001;

         WHEREAS, subsequent to the execution of the Original Agreement, the Tribe and Developer on five previous occasions determined that the Original Agreement should be revised to reflect changed circumstances and executed the Prior Amendments;

         WHEREAS, the Tribe has created the Authority to operate the River Rock Casino, in connection with the offering of the Authority's $200 million of 9.75% senior notes due 2011 ("Senior Notes");

         WHEREAS, the Tribe assigned to the Authority all of the Tribe's right, title and interest in and to, among other things, the Project and the Agreement; and

         WHEREAS, the Authority and Developer have agreed to modify the terms of the Agreement in order to clarify the priority of disbursements to be made by the Authority to the Tribe, the Authority and Developer.

                  NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the Parties hereby agree to the following amendments to the Agreement:


         (1) The following definitions shall be added to the Agreement:


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                  "Amended and Restated Limited Recourse Promissory Note" is the
         limited recourse promissory note attached as Exhibit A to this Sixth Amendment.

                  "Authority" means the River Rock Entertainment Authority, an unincorporated tribal governmental instrumentality of the Tribe.

                  "Indenture" means the indenture dated even date herewith among the Authority, the Tribe and the U.S. Bank National Association, as Trustee with regard to the Senior Notes.

                  "Intercreditor Agreement" has the meaning ascribed to it in the Amended and Restated Limited Recourse Promissory Note.

                  "Service Payment" has the meaning ascribed to it in the Indenture.

                  "Sonoma Litigation" means the litigation styled as Sonoma Falls Developers, LLC, et al. v. Dry Creek Rancheria Band of Pomo Indians, Case No. CV 01-04125VRW and Sonoma Falls Developers, LLC, et al. v. Nevada Gold & Casinos, Inc., et al., Case No. CGC-03-416610. The Sonoma Litigation shall constitute a Third-Party Dispute.

         (2) The term "Tribe" as used in the Agreement, as amended by this Sixth Amendment, shall mean the "Authority" where the context so requires and the Parties agree that the Authority shall be the successor in interest to the Tribe under the Agreement in all respects.

         (3) The last sentence of the first paragraph of the "Operating Expenses" definition of the Agreement shall be deleted and replaced with the following:

         "For avoidance of doubt, "Operating Expenses" shall not include (a) the repair and replacement reserve (or expenses) described in Section 2.11(e) of this Agreement, (b) depreciation, (c) any expense which is incurred for some purpose other than the generation of income or the maintenance or protection of the Project, or (d) the interest expense on $25 million of the Senior Notes.

         (4) Section 2.11 of the Agreement (including any amendments thereto made in the Prior Amendments) shall be deleted and replaced with the following:

                  "Payment of Fees and Tribal Disbursement. Within fifteen (15) days after the end of each calendar month of operations, the Authority shall calculate Gross Revenues, Operating Expenses, Net Revenues of the Project, and Available Cash Flow for the previous month's operations and the year's operations to date. Except as otherwise required by the Financing Documents, Net Revenues shall be disbursed by the Authority to the extent authorized by the Indenture in the following order of priority:

                  (a)      the Permitted Payments;

                  (b) the Credit Enhancement Fee, subject to the terms of the Intercreditor Agreement;

                  (c) the Service Payments to the extent allowed pursuant to the Indenture;




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                  (d)      principal payments on the Amended and Restated
                           Limited Recourse Promissory Note (all interest payments on the Amended and Restated Limited Recourse Promissory Note are considered Operating Expenses), subject to the terms thereof and of the Intercreditor Agreement and the Indenture; and

                  (e) a reasonable reserve for repairs and replacement of Project building, furniture and equipment.

Notwithstanding the above, the Authority is not required to make any payments hereunder if such payment would result in an Event of Default under the Indenture or the Intercreditor Agreement; provided that any payments not made due to such event will accrue and be paid immediately upon the curing of such Event of Default. The priority of payments from available funds which is described in this section does not control the calculation of the amount of each of these obligations. The calculation of the amounts of these obligations shall be as otherwise provided by this Agreement. The Authority agrees that it will disburse all Net Revenues and pay all Operating Expenses in accordance with the terms of this Agreement.

Upon the funding of the Senior Notes, all accrued but unpaid amounts due under the Tribal Draw and Credit Enhancement Fee shall be paid in full. After such funding date, if any amounts due under any of subsections (a)-(d) are accrued but unpaid, all future distributions shall first be made to bring current all priority payments."

         (5) The last sentence of section 4.5 of the Agreement is deleted and replaced as follows:

         "Except as limited in the definition of "Operating Expenses," the reasonable cost of defending a Third Party Dispute and any liability, damages, demands, losses, costs or expenses incurred by Developer or Tribe under this Section shall not be an Operating Expense and shall be paid by the Authority from its share of Net Revenues when incurred."

         (6) The following shall be added to the end of Section 4.5 of the
Agreement:

"The Indemnitees hereby acknowledge that upon: (a) the final settlement and payment of all amounts required for the settlement of the Sonoma Litigation, and
(b) the payment to Indemnitees of $200,000 for costs associated with defending against the Sonoma Litigation (the "Indemnification Event"), the Indemnitees will not be entitled to the repayment of any other costs or expenses related to the Sonoma Litigation.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and contingent upon the occurrence of the Indemnification Event, the Developer does hereby forever and fully release and discharge the Tribe and the Authority and each of their respective members, partners, agents, attorneys, officers, directors, shareholders, employees, representatives, affiliates, agencies, instrumentalities, commissions and commissioners, predecessors, successors, assigns and heirs of and from any and all sums of money, accounts, claims, rights, interests, demands, losses, including losses of opportunity, contracts, actions of any kind whatsoever, debts, controversies, agreements, and damages, of whatever kind or nature, known or unknown, suspected or unsuspected, contingent or fixed, which the Developer now owns, holds or has, or claims to own, hold or have, against the Tribe or the Authority, and any future injuries not now known, or which may later develop or be discovered, including the effects or consequences thereof and all causes of actions therefor, arising out of or related to the Sonoma Litigation




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

The Developer agrees that this release set forth in this Amendment shall apply to all unknown or unanticipated results of the matters described hereinabove, as well as those known and anticipated, and, upon advice of legal counsel, the Developer does hereby waive and relinquish any and all rights and benefits afforded under California Civil Code Section 1542, which section has been explained to them and reads as follows:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

         (7) A new Section 7 is hereby added to the Agreement as follows:

                  "Section 7. The Authority hereby agrees to become a party to this Agreement, to assume in their entirety all obligations of the Tribe (as predecessor in interest to the Authority) under this Agreement, and to effect all such obligations in the manner and timeframes set forth in this Agreement. The Authority hereby waives its sovereign immunity and any requirement of exhaustion of tribal remedies to the same extent and in the same manner as the Tribe had waived its sovereign immunity and any requirement of exhaustion of tribal remedies as set forth in Sections 5.3 and 5.4. The Authority hereby expressly agrees that nothing contained in this Agreement conflicts with any terms of the Senior Notes."

         (8) Miscellaneous.

         (a) Authority. The Authority represents and warrants that it has taken all action required by the Ordinance adopted by the Tribal Council of the Tribe creating the Authority to authorize the execution, delivery and performance of this Sixth Amendment. The Authority acknowledges that its entering into this Sixth Amendment constitutes an Official Action as such term is defined in the Ordinance establishing the Authority.

         (b) Agreement Otherwise Not Affected. Except as expressly amended hereby, the Agreement shall remain unchanged and in full force and effect (including, without limitation, Sections 5.3 and 5.4 of the Agreement, which is applicable to this Sixth Amendment) and is hereby ratified and confirmed in all respects.

         (c) Reference Within the Agreement. Each reference in the Agreement to "this Agreement" and the words "hereof," "herein," "hereunder," or other words of like import, shall mean and be a reference to the Agreement as amended by the Prior Amendments and this Sixth Amendment. For the avoidance of doubt, this shall include, without limitation, Sections 5.3 and 5.4 of the Agreement.

         (d) Complete Agreement; Amendments. This Sixth Amendment together with the Agreement and the Prior Amendments and any attachments thereto (including the schedules, exhibits and annexes hereto and thereto), and the documents delivered pursuant to the Agreement, the Prior Amendments and this Sixth Amendment constitute the entire agreement and understanding among the parties and supersede any prior written agreement and understanding relating to the subject matter thereto. This Sixth Amendment may not be modified, amended or otherwise altered except in accordance with the terms of the Agreement.




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

         (e) Reformation and Severability. In case any provision of this Sixth Amendment shall be invalid, illegal, unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal, and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such revision shall be severed from this Sixth Amendment and in either case the validity, legality, and enforceability of the remaining provisions of this Sixth Amendment shall not be in any way affected or impaired hereby.

         (f) Counterparts. This Sixth Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         (g) Additional Representations and Warranties.

                  (i) The Parties represent and warrant that no other party has made any representations to such party concerning the matters addressed in the Agreement and this Sixth Amendment, except as expressly set forth in such documents.

                  (ii) The Parties represent and warrant that they have not relied upon any statements not expressly set forth in the Agreement and this Sixth Amendment, in entering into this Sixth Amendment.

                  (iii) The Parties represent and warrant that they have entered into this Sixth Amendment on their own free will, without compulsion or duress, and after consultation with their legal counsel.



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


         IN WITNESS WHEREOF, the parties have executed this Sixth Amendment as of this 7th day of November, 2003, effective as of the date first written above.

RIVER ROCK ENTERTAINMENT AUTHORITY



By: /s/ Elizabeth Elgin DeRouen
    -----------------------------------
    Elizabeth Elgin DeRouen
    Chairperson

THE DRY CREEK RANCHERIA BAND
OF POMO INDIANS, a federally-recognized
Indian tribe


By: /s/ Elizabeth Elgin DeRouen
    ------------------------------------
    Elizabeth Elgin DeRouen
    Chairperson

DRY CREEK CASINO, LLC, a Texas limited
liability company


By: /s/ H. Thomas Winn
    ------------------------------------
    H. Thomas Winn
    Manager








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